TRANSFER AGENCY AND SERVICE AGREEMENT
                                       FOR
                               JOHN HANCOCK FUNDS


     This Transfer Agency and Service Agreement is made as of the 1st day of June, 2007 by and between each investment company advised by John Hancock Advisers, Inc. and identified on Exhibit A attached hereto (individually the "Fund" and collectively the "Funds"), each a Massachusetts business trust having its principal office and place of business at 601 Congress Street, Boston, Massachusetts, 02210 and John Hancock Signature Services, Inc. ("JHSS"), a Delaware corporation having its principal office and place of business at 380 Stuart Street, Boston, Massachusetts, 02116 ("JHSS").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS, JHSS is registered with the Securities and Exchange Commission as a transfer agent under the Securities and Exchange Act of 1934, as amended; and

     WHEREAS, the Fund wishes to retain JHSS to serve as transfer agent, dividend disbursing agent, shareholder servicing agent and agent in connection with certain other activities to the Funds' investment portfolio series listed on Exhibit A attached hereto and incorporated herein by reference, as such Exhibit A may be amended from time to time (each a "Portfolio"), and JHSS desires to accept such appointment and provide such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1       Definitions
                -----------

1.01 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

(b) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

(c) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

(d) "Authorized Person" shall mean (i) any officer of the Fund; (ii) or any person, whether or not such person is an officer or employee of the Fund, duly authorized by an authorized officer of the Fund to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to JHSS Agent from time to time.

(e)  "Board Members" shall mean the Trustees of the governing body of the Fund.

(f)  "Board" shall mean the Board of Trustees of the Fund.

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

(g)  "Class" shall mean a class of shares of the Fund or Portfolio.

(h)  "Commission" shall mean the Securities and Exchange Commission.

(i) "Custodian" shall mean any custodian or subcustodian of securities and other property which the Fund or Portfolio may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

(j) "Oral Instructions" shall mean oral instructions received by JHSS from an Authorized Person or from a person reasonably believed by JHSS to be an Authorized Person.

(k) "Prospectus" shall mean the most recently dated Fund or Portfolio Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

(l) "Shares" shall mean, collectively, such shares of capital stock or beneficial interest, as the case may be, or class thereof, of the Fund or Portfolio as may be issued from time to time.

(m)  "Shareholder" shall mean a holder of Shares of the Fund or Portfolio.

(n)  "Written  Instructions"  shall mean (i) written  instructions  signed by an
     Authorized Person and received by JHSS or (ii) trade instructions transmitted (and received by JHSS) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.


Article 2       Terms of Appointment and Services
                ---------------------------------

2.01 Appointment. Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints JHSS to act, and JHSS agrees to act, as transfer agent and dividend disbursing agent with respect to the authorized and issued Shares of the Fund subject to this Agreement and to provide to the Shareholders such services in connection therewith as may be set out in the prospectus of the Fund from time to time.

2.02 General Services. JHSS shall be responsible for administering and/or performing the customary services of a transfer agent and dividend disbursing agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Fund, as more fully described in Schedule 1 - Duties of JHSS attached hereto and made part hereof, and in accordance with the terms of the Prospectus and Statement of Additional Information of the Fund, applicable laws and the procedures established from time to time between the Fund and JHSS.

2.03 State Registration. The Fund shall (a) identify to JHSS in writing those transactions and assets to be treated as exempt from the blue sky reporting for each State and (b) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of JHSS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of these transactions to the Fund as provided above.

2.04 As-of Transactions. An "as-of" transaction is defined as a transaction processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders. The effective date of such transactions will be a date prior to the processing date. The difference in the share price between the "as-of" trade date and the processing date could result in a gain or loss to the Share class of a Portfolio and may increase or dilute the assets of the affected Share class or any dividends paid by the Portfolio with respect to such Share class during the Accumulation Period (as defined below).

(a)  With respect to this Section 2.04:

     (i) "Accumulation Period" shall mean a calendar year;

     (ii) "Materiality" shall mean the point at which the net asset value of the Share class is impacted to the extent described in Section 2.04(a)(iii) below;

     (iii) "As-of" impact will be considered material if the cumulative net effect is greater than or equal to $.005 per outstanding share over the Accumulation Period; and

     (iv) Gains or losses that do not impact the net asset value (NAV) of the Share class (as described in Section 2.04(a)(iii)) of the Portfolio shall be deemed immaterial.

(b) With respect to the treatment of financial gains and losses resulting from "as-of" transactions in each Share class of the Portfolios, JHSS shall utilize a system to identify and track, at the Share class level, both on a daily and cumulative basis, the impact of all "as-of" transactions processed. This tracking will be reflected on the daily report prepared by JHSS. Daily and cumulative gain/loss balances will be reported "net" at the Share class level.

(c) If upon any day during the Accumulation Period, the cumulative net effect of "as-of" transactions on the Fund is negative and is greater than or equal to $.005 per outstanding share, JHSS will (i) notify the Fund; and
     (ii) work closely with the Fund to identify and resolve the loss amount. In addition, the Fund will cause its fund accounting agent to book the appropriate payable/receivable entry in order to "keep the Share class whole".

(d) Upon confirmation of any such material cumulative loss within the relevant Accumulation Period, JHSS will reimburse the Fund in such amount as may be necessary to reduce the negative cumulative net effect to less than $.005 per outstanding share.

(e) At the end of the Accumulation Period, any positive cumulative net effect upon a Fund of such transactions shall be deemed to be a credit to JHSS which shall first be applied to permit JHSS to recover any prior cash payments made by it to the Fund under Section 2.04(d) above during the Accumulation Period, in an amount equal to prior payments made by JHSS during such Accumulation Period, but not exceeding the sum of that Accumulation Period's credit. Any portion of a credit to JHSS not so used by it by the end of an Accumulation Period will not be allowed to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment. The cumulative net effect upon the Share class of each Portfolio shall be reset to zero for the transactions of the first business day of the next Accumulation Period.

(f) For Selling Firm or Broker errors, JHSS shall make a reasonable attempt to recover any negative net effect upon a Fund over $100 from the Selling firm or broker that caused the error. At the end of each month, the receivables collected under this program shall be sent to the Fund. However, if a Selling Firm or Broker error had caused the cumulative negative net effect upon a Fund to exceed the threshold described in paragraph 2.04(c), prompting JHSS to make a payment to the Fund, the amount will be withheld from the collected amount by JHSS.

(g) JHSS shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the as-of transactions identified pursuant to this
     Section 2.04, and the daily and cumulative net effects of such as-of transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. JHSS shall promptly advise the Fund if at any time the cumulative net effect is greater than or equal to $.005 per outstanding share.

2.05 Anti-Money Laundering.

(a) Delegation. The Fund hereby delegates to JHSS responsibility for the implementation and operation of the following policies and procedures in connection with the John Hancock Funds, LLC ("JHF") AML Program: (i) customer identification procedures ("CIP") by October 1, 2003, including Office of Foreign Asset Control list screening procedures; (ii) monitoring accounts and identifying high risk accounts according to the current JHSS procedures; (iii) no cash policy; (iv) policies and procedures for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) detecting and reporting suspicious activity to the Fund's designee (Manulife US Compliance); (vi) procedures for researching and responding to law enforcement requests to Financial Institutions under Section 314(a) of the USA PATRIOT Act; (vii) policies and procedures for reliance on third parties with whom JHSS contracts, and (viii) all related recordkeeping requirements. JHSS accepts such delegation and further agrees to cooperate with the Fund's AML Compliance Officer in the performance of JHSS's responsibilities under the JHF AML Program.

(b) The AML Program. JHSS hereby represents and warrants that JHSS has received a copy of the Fund's current JHF AML Program and undertakes to perform all responsibilities imposed on JHSS as a service provider as determined therein. The Fund hereby agrees to provide to JHSS any amendment(s) to the JHF AML Program promptly after adoption of any such amendment(s) by the Fund.

(c) Consent to Examination. JHSS hereby consents to: (i) provide to federal examination authorities information and records relating to the JHF AML Program maintained by JHSS; and (ii) the inspection of the JHF AML Program by federal examination authorities or the Fund's delegate.

(d) Anti-Money Laundering Program. JHSS hereby represents and warrants that it has implemented and enforces an Anti-Money Laundering Program that complies with laws, regulations and regulatory guidance applicable to the Funds and JHSS and includes, or will include, not later than the effective date(s) of such laws, regulations and regulatory guidance the following:

     (i) CIP, separately, or in conjunction with JHF or Fund procedures, including Office of Foreign Asset Control list screening procedures;

     (ii)  due  diligence  policies  for  correspondent   accounts  for  foreign
     financial  institutions  and for  private  banking  accounts  for  non-U.S.
     persons;

     (iii) reasonable internal procedures and controls to detect and report suspicious activities to the Fund's designee (Manulife US Compliance);

     (iv) procedures to monitor accounts and identify high-risk accounts;

     (v) procedures for researching and escalating responses to law enforcement requests to Financial Institutions under Section 314(a) of the USA PATRIOT Act;

     (vi) a compliance officer or committee with responsibility for implementing the anti-money laundering employee training, including that: (1) new employees receive anti-money laundering training upon the commencement of their employment; and (2) existing employees receive anti-money laundering training at the time such employees assume duties that bring them into contact with possible money laundering activities; and

     (vii) procedures to address all related recordkeeping requirements.

(e) Delivery of Documents. JHSS agrees to furnish to the Fund and JHF the following documents:

     (i) a copy of the JHSS AML Program as in effect on the date hereof, and any material amendment thereto, including the CIP, promptly after the adoption of any such amendment;

     (ii)  a  copy  of  any  deficiency  letter  sent  by  federal   examination
     authorities concerning the JHSS AML Program;

     (iii) periodic reports concerning JHSS's compliance with the JHSS AML Program and/or the JHF AML Program at such times as may be reasonably requested by the Fund's Board of Trustees or Anti-Money Laundering Compliance Officer; and

     (iv) annual certification to the Funds and JHF that JHSS has implemented an anti-money laundering program, including the CIP, and will perform (or its agent will perform) the specified requirements of the anti-money laundering programs, including the CIP, of the Funds and JHF as specified in this Agreement.

2.06 Privacy.

(a) JHSS will not disclose any customer information provided to it by or on behalf of Fund to any unaffiliated third party except to the extent reasonably necessary to satisfy the purpose for which the customer information was provided to JHSS, and provided that JHSS will impose on such third party the same confidentiality requirements that JHSS are required to abide by with respect to the customer information.

(b) JHSS will not use customer information for any purpose other than the specific purpose for which it was provided to JHSS by or on behalf of Fund, and will make customer information available to its employees only as reasonably necessary to satisfy the purpose for which the customer information was provided.

(c) JHSS will maintain reasonable security guidelines to ensure its ability to comply with the requirements set forth in this Section 2.06.

2.07 Cash Management Accounts. JHSS shall establish certain cash management accounts ("Service Accounts") as necessary to provide services under this Agreement. JHSS may receive interest/investment earnings and/or balance credits ("Service Account Earnings") earned with respect to the funds in such Service Accounts. Any such Services Account Earnings will be used by JHSS to offset (a) the banking service fees imposed by the cash management service provider; and
(b) transfer agent fees and out-of-pocket expenses owed by the Fund.

2.08 Additional Services. In addition to the transfer agent services provided by JHSS to the Fund hereunder, the Fund may request and JHSS may provide such other services as may be agreed to by the Fund and JHSS from time to time. Such services shall be as described on Schedule 1.1 attached hereto and made part hereof.


Article 3        Fees and Expenses.
                 ------------------

3.01 For performance by JHSS of the transfer agent services pursuant to this Agreement, the Fund agrees to pay JHSS the fees as set out in Exhibit B attached hereto and made part hereof.

3.02   For performance by JHSS of the additional  services set forth on Schedule
1.1 pursuant to this Agreement, the Fund agrees to pay JHSS the fees as set out in Exhibit B.1 attached hereto and made part hereof.

3.03 In addition to the fee paid under Section 3.01 above, the Fund agrees to reimburse JHSS for out-of-pocket expenses and/or advances incurred by JHSS for the items set out in Exhibit C attached hereto and made part hereof. In addition, any other expenses incurred by JHSS at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.04 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice.

3.05.  Such fees and  out-of-pocket  expenses  and  advances  reference  in this
Article 3 may be changed from time to time subject to mutual written agreement between the Fund and JHSS.


Article 4        Representations and Warranties of JHSS.
                 ---------------------------------------

JHSS represents and warrants to the Fund that:

4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation under the Laws of The Commonwealth of Massachusetts.

4.02 It has corporate power and authority to enter into and perform its obligations under this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

4.05   It is a transfer  agent fully  registered as a transfer agent pursuant to
Section 17A(c)(2) of the 1934 Act, and such registration will remain in effect for the duration of this Agreement; and

4.06 It shall adopt and maintain such policies, procedures and controls reasonably designed to ensure that the performance of its obligations as set forth in this Agreement is in compliance with all applicable rules and regulations, including, but not limited to those rules and regulations applicable to transfer agents performing such services as described in this Agreement.


Article 5        Representations and Warranties of the Fund
                 ------------------------------------------

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

The Fund represents and warrants to JHSS that:

5.01 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

5.02   It has the power and authority to enter into and perform this Agreement.

5.03 All proceedings required by the Fund's Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.04   It is an open-end investment company registered under the 40 Act.

5.05 A registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Fund subject to this Agreement has become effective, and appropriate state securities law filings have been made and will continue to be made.


Article 6        Indemnification
                 ---------------

6.01 JHSS shall not be responsible for, and the Fund shall indemnify and hold JHSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

(a) All actions of JHSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misfeasance.

(b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's bad faith, gross negligence or willful misfeasance or which arise out of the reckless disregard of any representation or warranty of the Fund hereunder.

(c) The reliance on or use by JHSS or its agents or subcontractors of information, records and documents which (i) are received by JHSS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

(d)  The   reliance   on,  or  the  carrying  out  by  JHSS  or  its  agents  or subcontractors of, any instructions or requests of the Fund.

(e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that Fund Shares be registered in that state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in that state.

(f) It is understood and agreed that the assets of the Fund may be used to satisfy the indemnity under this Article 6 only to the extent that the loss, damage, cost, charge, counsel fee, payment, expense and liability arises out of or is attributable to services hereunder with respect to the Shares of such Fund.

6.02 JHSS shall indemnify and hold harmless the Fund from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributed to any action or failure or omission to act by JHSS as a result of JHSS's lack of good faith, negligence or willful misfeasance.

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

6.03 At any time JHSS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by JHSS under this Agreement, and JHSS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. JHSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided JHSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. JHSS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.


Article 7        Covenants of the Fund and JHSS
                 ------------------------------

7.01   The Fund shall promptly furnish to JHSS the following:

(a) A certified copy of the resolution(s) of the Trustees of the Trust or the Directors of the Corporation authorizing the appointment of JHSS and the execution and delivery of this Agreement.

(b) A copy of the Fund's Declaration of Trust or Articles of Incorporation and By-Laws and all amendments thereto.

7.02 JHSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates and devices. In addition to the foregoing and notwithstanding Section 6.04 to the contrary, JHSS shall establish and maintain business continuity and resumption plans and arrangements designed to minimize any disruption to the services performed by JHSS hereunder which shall at a minimum include the ability to provide services from a back-up facility at a remote location and shall upon request provide a copy of such plans to the Fund.

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

7.03 Subject to the following sentence, JHSS shall create and maintain in complete and accurate form all books and records required of it pursuant to its duties hereunder in accordance with all applicable laws, rules and regulations, including but not limited to records required by the 1934 Act and 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules and regulations of the SEC thereunder, JHSS agrees that all such records prepared or maintained by JHSS relating to the services to be performed by JHSS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Act and rules, and will be surrendered to the Fund promptly on and in accordance with the Fund's request.

7.04 JHSS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the consent of the other party to this Agreement, except as may be required by law.

7.05 JHSS agrees that, from time to time or at any time requested by the Fund, JHSS will make reports to the Fund, as requested, of JHSS's performance of the foregoing services.

7.06 JHSS will cooperate generally with the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-CSR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

7.07 In case of any requests or demands for the inspection of the Shareholder records of the Fund, JHSS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. JHSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.


Article 8        No Partnership or Joint Venture
                 -------------------------------

8.01 The Fund and JHSS are not currently partners of or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on them.


Article 9        Termination of Agreement
                 ------------------------

9.01   This  Agreement may be terminated by either party upon one hundred twenty
(120) days' written notice to the other party.

9.02 Should the Fund exercise its right to terminate (a) JHSS will deliver to the successor transfer agent all relevant books, records, correspondence and other Fund records or data in the possession of JHSS and cooperate with the Fund and any successor transfer agent or agents with respect to the transition of services from JHSS to the successor transfer agent; (b) all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund; and (c) JHSS reserves the right to charge for any other reasonable expenses associated with such termination (including any expenses, fees and/or penalties associated with JHSS's termination of a subcontract previously entered into pursuant to the authority granted under this Agreement, which subcontract would be terminated due to termination of the Agreement by the Fund; provided, however, that any such expenses, fees and/or penalties arising from such termination by JHSS of the subcontract were commercially reasonable).

Article 10       Assignment and Sub-Contracting
                 ------------------------------

10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

10.03 Sub-Contracting. JHSS may subcontract for the performance hereof, provided, however, that (a) upon engagement of any such subcontractor, and at least annually thereafter, JHSS discloses to the Board the financial terms of such subcontract and a summary of the services provided to the Fund pursuant to such subcontract, and (b) JHSS shall be as fully responsible to the Fund for any acts or omissions of any such subcontractor as JHSS is for its own acts and omissions.


Article 11       Amendment
                 ---------

11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust or Directors of the Corporation, as the case may be.


Article 12       Massachusetts Law to Apply
                 --------------------------

12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal substantive laws of The Commonwealth of Massachusetts.


Article 13       Merger of Agreement
                 -------------------

13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.


Article 14       Limitation on Liability
                 -----------------------

14.01 If the Fund is a Massachusetts business trust, JHSS expressly acknowledges the provision in the Fund's Declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and JHSS agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between JHSS and the Fund arising out of this Agreement, and JHSS shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. In any case, each Fund, and each series or portfolio of each Fund, shall be liable only for its own obligations to JHSS under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                        On Behalf of each Fund and Portfolio
                                         Listed on Exhibit A)


                                        By:  /s/Keith Hartstein
                                             ------------------
                                        Keith Hartstein
                                        President and CEO





                                        JOHN HANCOCK SIGNATURE SERVICES, INC.


                                        By: /s/John Hatch
                                            -------------
                                        John Hatch
                                        President and CEO

                                   SCHEDULE 1

                                 DUTIES OF JHSS

In addition to the services set forth in the Agreement, JHSS shall, in accordance with the procedures that may be established from time to time between JHSS and the Fund, perform the following services:

1. Shareholder Accounts. In connection with the establishment of Shareholder accounts, JHSS shall:

(a) Receive new account applications and review such applications to ensure completeness of information and establish and maintain proper Shareholder registrations accordingly.

(b) To the extent incomplete or incorrect information is provided on such new account applications attempt to contact and/or correspond with the new Shareholder in an effort to complete or correct such information.

(c) Maintain those records required by applicable laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by JHSS hereunder with respect to Shareholder accounts or by transfer agents generally, including records of the accounts for each Shareholder showing the following information:

     (i) Name, address and United States Taxpayer Identification or Social Security number;

     (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

     (iii) Historical information regarding the account of each Shareholder, including dividends and distributions paid, their character (e.g., ordinary income, net capital gain, exempt-interest, foreign tax-credit and dividends received deduction eligible) for federal income tax purposes and the date and price for all transactions on a Shareholder's account;

     (iv) Any stop or restraining order placed against a Shareholder's account;

     (v)  Any   correspondence   relating  to  the  current   maintenance  of  a
     Shareholder's account;

     (vi) Information with respect to withholdings; and

     (vii)  Any   information   required  in  order  for  JHSS  to  perform  any
     calculations contemplated or required by this Agreement.

(d)  Investigate  all  inquiries  from  Shareholders   relating  to  Shareholder
     accounts and respond to communications from Shareholders and others relating to JHSS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between JHSS and a Fund.

2. Purchase Orders. In connection with the purchase order for Shares JHSS shall:

(a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Fund's Custodian;

(b) Maintain and process letters of accumulation and automatic investment plans;

(c) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(d) In the event that any check or other order for the payment of money is returned unpaid for any reason, JHSS will: (i) give prompt notice of such return to the Fund; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as JHSS may from time to time deem appropriate.

(e) JHSS shall not be required to accept purchase orders or to issue any Shares of the Fund when JHSS has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund have been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of JHSS or its agent to rely on such Written Instructions or official notice.

3. Redemptions and Exchanges. JHSS shall process all requests to redeem and/or exchange Shares of the Fund in accordance with the transfer or redemption procedures set forth the Fund's Prospectus and as follows:

(a) JHSS shall receive for review and acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian;

(b)  Process   automatic   redemptions  from  accounts  for  Shareholders   that
     participate in a systematic withdrawal plans;

(c) Process redemptions of Shares from accounts with checkwriting redemption privileges in accordance with agreed-upon procedures;

(d) At the appropriate time as and when JHSS receives monies paid to it by the Custodian with respect to any redemption, JHSS shall pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(e) JHSS shall process exchanges of Shares by Shareholders upon receipt of appropriate instructions;

(f) JHSS will redeem or exchange Shares upon receipt of proper Shareholder instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as JHSS or its agent reasonably may deem necessary.

(g) JHSS reserves the right to refuse to exchange or redeem Shares until it is satisfied that the instructions for such request are valid and genuine. JHSS also reserves the right to refuse to exchange or redeem Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which JHSS or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

(h) When Shares are redeemed, JHSS shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be redeemed. Such redeemed shares shall be reflected on appropriate accounts maintained by JHSS or its agent reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

4. Share Certificates. In connection with any certificates issued with respect to Shares of the Fund JHSS shall:

(a) Issue replacement Shares, in uncertificated form, in lieu of certificates which have been lost, stolen or destroyed, upon receipt by JHSS of properly executed affidavits and lost certificate bonds, in form satisfactory to JHSS, with the Fund and JHSS as obligees under the bond.

(b) Maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record.

(c) Report any certificates missing, lost, stolen, counterfeit or recovered to the Security Information Center as required by Rule 17f-1 of the 34 Act.

5.   Communications to Shareholders.

(a) JHSS will deliver to Shareholders of the Fund, as disclosed on JHSS's books and records for the Fund:

     (i) Reports to Shareholders (including annual and semi-annual reports) as directed by the Fund;

     (ii) Confirmations of purchases and sales of Fund shares as required, including providing duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with JHSS;

     (iii) Monthly or quarterly statements;

     (iv) Dividend and distribution notices;

     (v) Tax forms and notices (including substitute forms), accompanying information containing the information required by Section 7 below and applicable IRS regulations;

     (vi) New account information;

     (vii)  Coordinate   annual  mailings  of  prospectuses  and  statements  of
     additional information as directed by the Fund;

     (viii) Shareholder/information letters;

     (ix) Retirement and IRA information (including tax information); and

     (x) such other mailings and communications as the Fund requests.

(b) Call Center. JHSS shall maintain and operate a call center staffed with properly trained customer liaison representatives and provide toll-free telephone lines for direct Shareholder use.

(c) Voice Response Unit. JHSS shall operate and maintain a touch-tone based interactive voice response application allowing Shareholders to perform such tasks and functions as may be made available by JHSS and approved by the Fund.

(d) Internet Access. JHSS shall operate and maintain appropriate links to the world wide web to enable Shareholders to perform such tasks and functions as may be made available by JHSS and approved by the Fund.

6. Dividends. In connection with dividend or other distributions declared by the Fund:

(a) Upon the declaration of each dividend and each capital gains or other distribution the Fund shall provide notice to JHSS setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to Shareholders of record as of that date, the total amount payable to JHSS on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

(b) On or before the payment date specified in the notice referenced in Section 6(a) above, the Fund will cause the Custodian to provide JHSS with sufficient funds to make payment to the Shareholders of record as of such payment date and JHSS will prepare and transmit payments to Shareholders with respect to the dividend or distribution or process the reinvestment of such distributions into Shareholder accounts at the net asset value per share for the Fund next computed after the payment in accordance with the Fund's then-current prospectus).

7. Taxes on Distributions. The payment or reinvestment of distributions and payments or redemption proceeds, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable state or federal tax law or other applicable laws, rules or regulations. JHSS shall provide to each Shareholder and the IRS and other appropriate taxing authorities such tax forms, or permissible substitute forms, and other information relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation within the time required thereby. JHSS shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions above a stipulated amount paid by the Fund to its Shareholders as required by tax or other law, rule or regulation. In connection with the foregoing, JHSS shall:

(a) Prepare and mail required calendar and taxable year-end tax and statement information to Shareholder accounts disclosed on its books and records; and

(b) Perform withholding and remit to the IRS taxes for U.S. resident and non-resident aliens, where applicable.

8. Lost Shareholders. JHSS shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules), including, but not limited to those set forth below. JHSS may, in its sole discretion, use the services of a third party to perform some or all of such services.

(a)  Documentation of electronic search policies and procedures;

(b)  Execution of required searches;

(c)  Creation and mailing of confirmation letters;

(d)  Taking receipt of returned verification forms;

(e)  Providing confirmed address corrections in batch via electronic media;

(f) Tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

(g)  Preparation  and  submission  of data required  under the Lost  Shareholder
Rules.

9. Escheatment. JHSS shall prepare and submit appropriate reports with each state in connection with the escheatment of shares and uncashed distribution checks and escheat such Shares and funds to each state based on each states respective unclaimed/abandoned property rules and provide to each Fund escheatment reports as reasonably requested by a Fund with respect to the status of the Fund's accounts and outstanding checks.

10. Commissions, 12b-1 and Other Payments. In connection with commissions, 12b-1 and other payments and in accordance with the procedures established between JHSS and JHF, JHSS shall:

(a) Calculate and process payments to financial intermediaries, including brokers, and financial intermediaries;

(b) Develop, monitor and maintain, in consultation with the Fund, all systems necessary to implement and operate distribution systems, including Class B conversion feature or similar conversion feature for other Classes, as described in the registration statement and related documents of the Fund, as they may be amended from time to time;

(c) Calculate contingent deferred sales charge amounts and redemption fees upon redemption of Fund shares and deduct such amounts from redemption proceeds;

(d)  Calculate front-end sales load amounts at time of purchase of shares;

(e)  Determine dates of Class B or similar conversion and effect the same;

11. Retirement Plans. In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRAs and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans (collectively, the "Retirement Plans") within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by a Fund for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, JHSS shall provide the following administrative services:

(a)  Establish a record of types and reasons for distributions (i.e., attainment
     of  eligible   withdrawal  age,   disability,   death,   return  of  excess
     contributions, etc.);

(b)  Record method of distribution requested and/or made;

(c)  Receive and process designation of beneficiary forms requests;

(d)  Examine   and   process    requests    for   direct    transfers    between
     custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(e) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

(f)  Perform    applicable    state   and   federal    withholding    and   send
     Participants/Beneficiaries applicable TEFRA notices regarding required federal tax withholding.

12.  Recording Issuance of Shares.

(a) JHSS shall record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) of the rules and regulations of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. JHSS shall also provide the Fund, on a regular basis, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of these Shares or to take cognizance of any laws relating to the issue or sale of these Shares, which functions shall be the sole responsibility of the Fund.

(b) In calculating the number of Shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase payments owed, JHSS shall use the net asset value per share (as described in the Fund's then-current prospectus) computed by it or such other person as may be designated by the Fund's Board. All issuances, redemptions or repurchases of the Funds' shares shall be effected at the net asset values per share next computed after receipt of the orders in good order and such orders shall become irrevocable as of the time such values are next computed.

13. Proxies. JHSS shall, at the direction of the Fund, provide to the Fund's proxy services vendor such Shareholder information and reports as requested to assist such vendor with its provision of proxy services to the Fund.

14. In addition to and not in lieu of the services set forth in the above, JHSS shall:

(a) Provide appropriate daily Blue Sky Reports to the Fund, or its designee to enable the Fund, or such designee to monitor the total number of the Fund's Shares sold in each State;

(b) Require proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of Shareholder accounts, transfers and redemptions and other Shareholder account transactions, all in conformance with JHSS's present procedures with such changes or deviations therefrom as may be from time to time required or approved by a Fund, or the Fund's counsel or JHSS's counsel and the rejection of orders or instructions not in good order in accordance with the applicable Fund prospectus;

(c) Maintain a current, duplicate set of a Fund's essential records at a secure separate location in a form available and usable forthwith in the event of any breakdown or disaster disruption of JHSS's main operation;

(d)  Provide   periodic   Shareholder   lists,   outstanding   Share  and  Class
     calculations and related statistics to the Fund as requested;

(e) Perform other participating broker-dealer or Shareholder services as may be agreed upon from time to time; and

(f) Perform all of the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

                                  SCHEDULE 1.1

                               ADDITIONAL SERVICES

1. Rule 22c-2 Services. In connection with its obligation set forth in Rule 22c-2 of the 40 Act and in accordance with the procedures established from time to time between the Fund and JHSS, the Fund hereby engages JHSS to provide the following services (the "Rule 22c-2 Services") and JHSS agrees to provide such services:

(a) establish procedures and/or functionality necessary to request and obtain from Financial Intermediaries (as defined by Rule 22c-2) the following information ("Client-shareholder Information") regarding Shares held by customers of such Financial Intermediaries ("Client-shareholders") on the books and records of the Fund in nominee name:

     (i)  taxpayer   identification  number  ("TIN"),   Individual/International
     Taxpayer   Identification  Number  ("ITIN"),  or  other   government-issued
     identifier for each Client-shareholder, if known;

     (ii)  amount,   date,   name  or  other   identifier   of  any   investment
     professional(s) associated with the Client-shareholder(s) or account, if known; and

     (iii) transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares by such Client-shareholders.

(b) at such frequency as determined by JHSS and the Fund (which frequency may be different for each Fund), request Client-shareholder Information from Financial Intermediaries;

(c) review such Client-shareholder Information to ensure compliance with the Funds' policies relating to excessive trading;

(d) upon identification of a Client-shareholder as having engaged in transactions of Shares (directly or indirectly through the Financial Intermediary account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares, JHSS shall (i) provide written instruction to the applicable Financial Intermediary instructing the Financial Intermediary to restrict or prohibit further purchases or exchanges of Shares by the Client-shareholder; (ii) obtain written confirmation from the Financial Intermediary of the Financial Intermediary's compliance with such instructions; and (iii) provide periodic reporting to the Fund with respect to any restrictions or prohibitions placed on Financial Intermediary or Client-shareholder;

(e) engage the services of such third parties as may be reasonably necessary to facilitate the provision of Rule 22c-2 Services by JHSS; and

(f) facilitate the payment of such fees and charges imposed by Financial Intermediaries pursuant to shareholder information agreements between such Financial Intermediaries and either (i) JHSS; or (ii) the Funds'
     distributor, John Hancock Funds, LLC related to JHSS's request for Client-shareholder Information and the transmission of such
     Client-shareholder Information by the Financial Intermediary to JHSS pursuant to such agreements.

(g) Excessive Trading. In accordance with the procedures established from time to time between the Fund and JHSS, JHSS shall:

     (i) monitor activity in shareholder accounts to ensure compliance with the Funds' policies relating to excessive trading; and

     (ii) take such action as required by such procedures with respect to any shareholder deemed to be in violation of such policies prohibiting excessive trading.

                                    EXHIBIT A

                          LIST OF FUNDS and PORTFOLIOS

A.   Retail Funds:
     -------------

Equity Funds
     Balanced Fund
     Classic Value Fund
     Classic Value Fund II
     Core Equity Fund
     Financial Industries Fund
     Focused Equity Fund
     Greater China Opportunities Fund
     Growth Trends Fund
     Health Sciences Fund
     International Fund
     International Classic Value Fund
     Large Cap Equity Fund
     Large Cap Select Fund
     Mid Cap Equity Fund
     Multi Cap Growth Fund
     Real Estate Fund
     Regional Bank Fund
     Small Cap Fund
     Sovereign Investors Fund
     Technology Fund
     Technology Leaders Fund
     US Global Leaders Growth Fund

Income Funds
    Bond Fund
    Government Income Fund
    High Income Fund
    High Yield Fund
    Investment Grade Bond Fund
    Strategic Income Fund

Tax-Free Income Funds
     California Tax-Free Income Fund
     High Yield Municipal Bond Fund
     Massachusetts Tax-Free Income Fund
     Tax-Free Bond Fund

Money Market Funds
     Money Market Fund
     U.S. Government Cash Reserve Fund

B.   Institutional Funds:
     --------------------

Equity Funds
     Balanced Fund
     Classic Value Fund
     Core Equity Fund
     Diversified Core Equity Fund II
     Greater China Opportunities Fund
     International Fund
     Large Cap Select Fund
     Mid Cap Equity Fund
     Small Cap Equity Fund
     Small Cap Growth Fund
     Small Cap Fund
     Sovereign Investors Fund
     US Global Leaders Growth Fund

Income Funds
     Bond Fund
     High Income Fund
     Investment Grade Bond Fund
     Strategic Income Fund

                                    EXHIBIT B

                           TRANSFER AGENT FEE SCHEDULE



The transfer agent fees payable monthly under the Transfer Agency and Services Agreement between each Fund and JHSS shall be the following rates plus certain out-of-pocket expenses set forth in Exhibit C as described to the Board.

JOHN HANCOCK EQUITY FUNDS:
---------------- -------------------------------- -----------------------------
Class            Annual Per Account Fee           Asset Based Fee
                                                  (% of daily net assets)
---------------- -------------------------------- -----------------------------
Class A Shares   $15.00                           0.05%
---------------- -------------------------------- -----------------------------
Class B Shares   $17.50                           0.05%
---------------- -------------------------------- -----------------------------
Class C Shares   $16.50                           0.05%
---------------- -------------------------------- -----------------------------
Class R Shares   $15.00                           0.05%
---------------- -------------------------------- -----------------------------
Class I Shares   $15.00                           0.04%
---------------- -------------------------------- -----------------------------

JOHN HANCOCK INCOME FUNDS:
---------------- -------------------------------- -----------------------------
Class            Annual Per Account Fee           Asset Based Fee
                                                  (% of daily net assets)
---------------- -------------------------------- -----------------------------
Class A Shares   $16.00                           0.015%
---------------- -------------------------------- -----------------------------
Class B Shares   $18.50                           0.015%
---------------- -------------------------------- -----------------------------
Class C Shares   $17.50                           0.015%
---------------- -------------------------------- -----------------------------
Class R Shares   $16.00                           0.05%
---------------- -------------------------------- -----------------------------
Class I Shares   $15.00                           0.04%
---------------- -------------------------------- -----------------------------

JOHN HANOCK TAX-FREE INCOME FUNDS:
---------------- -------------------------------- -----------------------------
Class            Annual Per Account Fee           Asset Based Fee
                                                  (% of daily net assets)
---------------- -------------------------------- -----------------------------
Class A Shares   $16.00                           0.010%
---------------- -------------------------------- -----------------------------
Class B Shares   $18.50                           0.010%
---------------- -------------------------------- -----------------------------
Class C Shares   $17.50                           0.010%
---------------- -------------------------------- -----------------------------
Class R Shares   $16.00                           0.010%
---------------- -------------------------------- -----------------------------
Class I Shares   $15.00                           0.04%
---------------- -------------------------------- -----------------------------

JOHN HANCOCK MONEY MARKET FUNDS:
---------------- -------------------------------- -----------------------------
Class            Annual Per Account Fee           Asset Based Fee
                                                  (% of daily net assets)
---------------- -------------------------------- -----------------------------
Class A Shares   $15.00                           0.010%
---------------- -------------------------------- -----------------------------
Class B Shares   $18.50                           0.010%
---------------- -------------------------------- -----------------------------
Class C Shares   $17.50                           0.010%
---------------- -------------------------------- -----------------------------
Class R Shares   N/A                              N/A
---------------- -------------------------------- -----------------------------
Class I Shares   $15.00                           0.04%
---------------- -------------------------------- -----------------------------

                                   EXHIBIT B.1

                             ADDITIONAL SERVICE FEES

A.   Rule 22c-2 Service Fees:

In consideration of the Rule 22c-2 Services provided by JHSS, the Funds shall pay the following fees and charges which shall be billed by JHSS to the Fund monthly in arrears until such time as the Fund and JHSS agree in writing to modify the frequency of such billing:

1.   FTE Expense.  $120,000 per annum (2 FTE @ $45,000 x 1.33 each).

2. Reimbursement of fees and charges imposed by such third party service providers required to be used by JHSS in order to provide the Rule 22c-2 Services.

3. Reimbursement for fees and charges imposed by Financial Intermediaries pursuant to shareholder information agreements between such Financial Intermediaries and either (a) JHSS; or (b) the Funds' distributor, John Hancock Funds, LLC related to JHSS's request for Client-shareholder Information and the transmission of such Client-shareholder Information by the Financial Intermediary to JHSS pursuant to such agreements.

4. The parties acknowledge and agree that the fees set forth above are in the aggregate with respect to all John Hancock Funds for which JHSS provides the Rule 22c-2 Services under this Agreement as well as the Transfer Agency and Service Agreements in effect between (a) JHSS and John Hancock Funds II; and (b) JHSS and John Hancock Funds III.

5. In as much as the fees set forth in this Appendix A.1 are related to non-transfer agent services, the parties acknowledge and agree (a) JHSS shall invoice the Fund separately for the Rule 22c-2 Services; and (b) the fees for such services shall not apply with respect to any cap on transfer agent fees or out-of-pocket expenses otherwise agreed to by JHSS and the Fund.

                                    EXHIBIT C

                            Out-of-Pocket Fees (OOP)


A. DST Base Fees
   -------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Acct. Title    General Description                                   Funds          Allocation Methodology
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Base Fee   DST complex base charge for utilization of TA2000                    Allocated by fund by number of open billable
               system                                                               accounts.
                                                                     Retail,
                                                                     Retirement &   Annual Charge of $378,000.00.
                                                                     Institutional  Effective 6/1/05: Annual Charge of $500,000.00.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Closed     Represents DST expense associated with maintaining    Retail,        Allocated by fund by number of closed accounts.
Accounts       closed accounts on recordkeeping system.              Retirement &
                                                                     Institutional  Annual Charge of $1.58 per account.
                                                                                    Effective 6/1/05: Annual Charge of $1.45 per
                                                                                    account.
                                                                                    Effective 9/1/05: Annual Charge of $1.00 per
                                                                                    account.

                                                                                    Fund 301(CIT) - DST Closed account fee is
                                                                                    allocated to 5327-4805000. Glemis entry: Debit
                                                                                    5327-4805, Credit 0990-4702.

                                                                                    (Bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST CDSC       Represents DST expense, in addition to open account   Retail,        Allocated by fund by number of open billable
Charges        fee, for tracking and reporting associated with       Class B & C    Class B and C accounts.
               Class B and C accounts (i.e. Sharelot facility).      Only
                                                                                    Annual Charge of $1.89 per account.
                                                                                    Effective 6/1/05: Annual Charge of $1.75 per
                                                                                    account.
                                                                                    Effective 9/1/05: Annual Charge of $1.20 per
                                                                                    account.

                                                                                    (Bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

B. Out-of-Pocket Expenses (OOP)
   ----------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Acct. Title    General Description                                   Funds          Allocation Methodology
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Confirms and   >>  Category represents the production and            Retail &       >> In general, customer output expenses are
Statements         mailing of JHF customer output including base     Institutional     allocated by fund by number of open billable
                   stock, postage, printing and mailing of                             accounts (Retail and Institutional Only).  If
                   confirms, statements including daily                                fund specific, the total expense will be
                   redemption and replacement checks.                                  allocated to the applicable fund(s) only.
                                                                                       Majority of expenses, checks, confirms,
                                                                                       postage should be allocated to retail funds
                                                                                       only.  All TRAC expenses should be allocated
                                                                                       to retail funds only. Allocate only JHF
                                                                                       applications/jobs to Institutional Funds.

                                                                                   >>  DST Output Informa is allocated by fund
                                                                                       by number of open billable accounts (Retail
                                                                                       only).

                                                                                   DST Output and PFPC Invoices Only:
                                                                                   Effective 2005 - use DST open billable Matrix
                                                                                   Level 0 (zero) and 4 report to allocate expenses.

                                                                                   (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Tax Forms      Category represents the production and mailing of     Retail &       Moore Wallace invoices (monthly) - allocated by
               original (Moore/OT) and duplicate (OT) tax forms      Institutional  fund by number of open billable accounts (Retail
               including base stock, print costs and postage.                       Only).

                                                                                    Moore Wallace invoices - allocated to the
                                                                                    applicable funds generated by the tax form jobs,
                                                                                    fund specific.

                                                                                    Moore Wallace advanced postage invoices -
                                                                                    allocated by fund by number of open billable
                                                                                    accounts in Matrix Level 0 and 4 (Retail Only).

                                                                                    Convey invoice (tax software) -allocated by fund
                                                                                    by number of open billable accounts (Retail
                                                                                    Only)

                                                                                    DST Output - Infodisc (yearend) CD line and
                                                                                    duplicate disc.  Allocated by fund by number of
                                                                                    open billable accounts (Retail and Institutional
                                                                                    Only).

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST/PFPC       Represents the DST charge to transmit data to PFPC.   Retail         Allocated by fund by number of open billable
Trans-mission                                                                       accounts (Retail Only).
Costs
                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Compliance     Represents fees associated with the following         Retail,        Lost Shareholder Search/Tracking: Allocated by
Products       products:                                             Retirement &   fund by number of open billable accounts.
               >>   DST Lost Shareholder Search - A Doherty          Institutional
               >>   DST Lost Shareholder Tracking - A Doherty                       Identity Check: Allocated by fund by number of
               >>   DST Identity Check (11/24/03 Formerly -                         open billable accounts.
                    Early Warning New Account) - K Coveney
                    Effective 7/1/05: Identity Check rates are                      Short Term Trader: Allocated to all retail funds
                    $.16 per record                                                 except funds 43, 44, 144, 544, 62, 162, 562 and
               >>   DST Short Term Trader - M Heffernan                             any development funds
                    Effective 6/1/05: Annual Charge of $.06 per
                    account.                                                        Trans Union: Allocated by fund by number of open
               >>   Trans Union - D Clark                                           billable accounts.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Internet   Category represents all DST Internet Products         Retail &       >>   FAN is allocated by fund by number of
               including:                                            Institutional       open billable accounts (Retail &
               >>   FAN:  Shareholder access to DST via                                  Institutional Only)
                    Internet for account history, portfolio value
                    and transaction processing.(DST) - M. Riley                     >>   Vision is allocated by fund by number of
               >>   Vision: Broker/Representative access to                              open billable accounts (Retail &
                    DST via Internet for account history,                                Institutional Only)
                    portfolio value and transaction processing -
                    L. Cook                                                         >>   TRAC Internet is allocated by fund by
                                                                                         number of open billable PPA (participant)
                               Vision Pricing Model                                      accounts (Retail Only) - Product shut off
                                                                                         1/1/2005
                      New Dial-Up & Dedicated Circuit IDs
               ----------------------------------------------------                 >>   E-delivery is allocated by number of open
               From: 1             To: 500              $5.00/mo                         accounts (Retail Only)
               From: 501           To: 1,000            $4.00/mo
               From: 1,001         To: 2,000            $3.00/mo                   (Do not bill to Stable Value Trust Fund)
               From: 2,001         To: 3,000            $2.00/mo
               From: 3,001         To:                  $0.00/mo***
               ----------------------------------------------------
               ***JH exceeds the 3,001 ID threshold.  Therefore,
               we are not billed for IDs each month.
               ----------------------------------------------------
               Per View Fee             $0.05
               Per Transaction Fee      $0.25
               Per NASU Fee             $3.00 (JH does not offer
                                        NASUs via VISION)

               Monthly Minimum Charge   $500.00
               ----------------------------------------------------
               DST charges JH a flat rate of $9,500.00 each month
               for using VISION.
               >>   TRAC Internet: Participant access to DST
                    via Internet for account history, portfolio
                    value and transaction processing. (DST) - N/A
               >>   E-delivery:  Delivery of quarterly
                    statements electronically. (Informa) -
                    Heffernan
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Bank                                                                 Retail &
Processing                                                           Institutional Effective 6/1/2004, Bank of New York will provide
               Fees assessed by banks for processing and                           NSCC Same Day Fund Settlement service for JHF (JH
               reconciliation of transfer agent DDA's.                             Open Ended Mutual Funds will be effected).  This
                                                                                   service will be billed monthly by BONY
                                                                                   (annualized cost $12,110).
               Any interest/investment earnings and/or balance
               credits ("Service Account Earnings") earned by JHSS                 Allocated by open billable accounts that are NSCC
               with respect to the funds in such Service Accounts                  eligible, EXCEPT Class R.
               will be used to offset (a) the banking service
               fees; and (b) transfer agent fees and out-of-pocket                 Effective 10/1/2005, allocated by open billable
               expenses owed by the Fund.                                          accounts that are NSCC eligible, EXCEPT Class R,
                                                                                   R3, R4 and R5.

                                                                                   (Bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Check-writing  Represents expenses associated with the productions   Retail,        Allocated by fund (only funds that offer
               and mailing, including base stock and postage, of     Class A Only   checkwriting privilege) by # of open billable
               checkwriting checkbooks by John Harland                              accounts coded for checkwriting. As of 2/1/2006,
                                                                                    the following funds offer checkwriting:

                                                                                    ---------------------------------------
                                                                                    Fund #      Fund Name
                                                                                    ---------------------------------------
                                                                                    43          US Government Cash Reserve
                                                                                    44          Money Market
                                                                                    ---------------------------------------

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Non-DST        Represents Fund/SERV and networking fees charged by   Retail,        Allocated by fund by number of open billable
National       National Securities Clearing Corporation (NSCC).      Retirement &   accounts that are NSCC eligible (excludes
Securities                                                           Institutional  institutional funds that are not NSCC eligible).
Clearing
Corporation                                                                         (Bill to Stable Value Trust Fund)
(NSCC)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Misc.          Includes one time fees/credits which are not          Retail,        Allocated as expense dictates
               applicable to an existing OOP category.  If the fee   Retirement &
               is recurring, a separate category may be              Institutional  (Do not bill to Stable Value Trust Fund)
               established.
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
800 Line       Represents telephone usage and related expenses       Retail &       Allocated by 800 # by fund number of open bill-
Charges        assessed by AT&T and DST including automated voice    Institutional  able accounts (Retail and Institutional Only):
               response.
                                                                                    Retail:
                                                                                    ------------------------------------------------
                                                                                    800-221-4051   800-225-5291  800-231-0376 X911
                                                                                    800-257-3336   800-338-4265  800-343-5654
                                                                                    800-401-5737   800-431-4444  800-432-1969
                                                                                    800-472-3863   800-480-3863  800-554-6713
                                                                                    800-622-0284   800-635-5477  800-695-7389
                                                                                    800-732-1711   800-777-4006  800-805-2622
                                                                                    800-818-5908   800-818-9952  800-824-0336
                                                                                    800-892-9952   800-993-8637
                                                                                    ------------------------------------------------

                                                                                    Institutional:
                                                                                    ------------------------------------------------
                                                                                    800-755-4371   888-972-8696
                                                                                    ------------------------------------------------

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
TRAC 2000      Represents programming expenses associated with DST   Retail &       Allocated by fund by number of open billable PPA
Dedicated      TRAC development initiatives.                         Institutional  (participant) accounts
Programmer
               o        Dedicated Programmer                                        (Do not bill to Stable Value Trust Fund)
               o        Programming - Internet  (new item -
                        effective date 12/15/03)
               o        Programmer - Internet
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Remote     Represents the fee assessed by DST for maintaining    Retail         Allocated by fund by number of open billable
Asset          Asset Allocation groups on TA2000.                                   accounts (Retail Only).
Allocation
                                                                                    Effective 6/1/05: Annual Charge of $1.80 per
                                                                                    account.

                                                                                    Primary contact: Cheryl Sobolewski.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Program-ming / Represents programming expenses assessed by non-DST   Retail,        Allocated by fund by number of open billable
Develop-ment   3rd party business partners. DST Output, PFPC,        Retirement &   accounts (Retail & Institutional Only), unless
               Informa programming falls into this category.         Institutional  expense is specific to fund.

                                                                                    DST Output Invoice Only:
                                                                                    Effective 2005 - use DST open billable Matrix
                                                                                    Level 0 (zero) and 4 report to allocate expense.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST            Represents charges associated with using              Retail,        Allocated by fund by number of open billable
PowerSelect    PowerSelect which is a PC-based ad hoc reporting      Retirement &   accounts.
               tool that provides the ability to run queries on      Institutional
               shareholder account and transaction data to                          Fund 301(CIT) - DST Powerselect fee ($180) is
               generate reports, labels, and other output,                          allocated to 5327-4805000. Glemis entry: Debit
               including magnetic media.                                            5327-4805, Credit 0990-4702.

                                                                                    Effective 7/31/06 -Cost center 5327 is no longer
                                                                                    charged a Powerselect fee for Fund 301 (CIT).

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
TRAC           Represents charges for funded and non-funded          Retail &       Participant Fees and Outside Investment Vehicle
Participant    participant positions maintained on DST TRAC2000.     Institutional  Fees should be allocated by number of open
Fees                                                                                billable PPA accounts.
                    o   Participant Fees
                    o   Outside Investment Vehicles                                 Non-Funded Participant Fees should be allocated
                    o   Participant without Money Fees for SIMPLE,                  by fund by number of closed PPA (participant)
                        403b and 401k                                               accounts.

                                                                                    Effective 1/1/06:
                                                                                    Participant Fees: Delta Western Participant Fees
                                                                                    need to be separated out and allocated to
                                                                                    5299-598773.  The remainder is to be allocated
                                                                                    to 598240 by number of open PPA accounts.

                                                                                    Non-Funded Participant Fees should be allocated
                                                                                    by fund by number of closed PPA accounts. If the
                                                                                    closed PPA accounts are unavailable, allocate by
                                                                                    number of open PPA accounts.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST            Represents programming expenses associated with DST   Retail,        Allocated by fund by number of open billable
Program-ming   development initiatives.                              Retirement &   accounts.
                                                                     Institutional
                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Data       Technology costs associated with maintaining remote   Retail,        Allocated by fund by number of open billable
Communica-tion access to DST                                         Retirement &   accounts.
                                                                     Institutional
                                                                                    82.01% is Fund Billable, 17.99% gets booked to
                                                                                    JHA.

                                                                                    Effective 1/1/2005: Monthly NQR connection fee
                                                                                    will be billed to JHSS (5299-4758)

                                                                                    Effective 12/15/2006: No longer charged 17.99%
                                                                                    of the total Data Communication fee to JHA.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Comp/Recon Additional cost assessed by DST for the use of the    Retail,        Allocated by fund by number of open billable
               Comp/Recon subsystem.  JHSS Control Department uses   Retirement &   accounts.
               this system for automated reconciliation.             Institutional
                                                                                    Cost $6,300 per month (flat fee)

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST National   Per fund fee assessed by DST for processing through   Retail,        Allocated by fund by number of open billable
Securities     the NSCC ($131 per cusip per month)                   Retirement &   accounts that are NSCC eligible.
Clearing                                                             Institutional
Corporation                                                                         As of 1/1/2003 all Class I fees will be picked
(NSCC)                                                                              up by JHSS.
                                                                                    As of 10/24/03 per M. Heffernan and Dick Moloy:
                                                                                    Allocate ALL Class R to cost center
                                                                                    5306-4403000.
                                                                                    As of 7/25/05 per M. Heffernan and Dick Moloy:
                                                                                    All Class R costs are being allocated through
                                                                                    OOP.

                                                                                    Effective 11/1/06: All Lifecycle Class R - R5
                                                                                    networking fees are allocated to 2294-581100

                                                                                    (Bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Audio      Expenses associated with utilizing DST's automated    Retail &       Allocated by fund by number of open billable
Response       voice response products (DST OOP- Advanced,           Institutional  accounts (Retail & Institutional Only).
               Transfer Connect, Inbound Long Distance).
                                                                                    Retail:
               Charge is assessed at $.048 annually for each                        1-800-338-8080
               account with an Audio Response flag and $105 per                     1-888-450-4062
               month per fund family.                                               1-888-450-4064
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
                                                                                    1-888-450-4065
                                                                                    1-888-450-4066
                                                                                    1-800-540-2788

                                                                                    Institutional:
                                                                                    1-800-597-1897

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Computer   Production and mailing of tapes (i.e. dealer          Retail,        Allocated by fund by number of open billable
Tapes          tapes/cartridges, tax reporting/forms, proxies,       Retirement &   accounts.
               etc.)                                                 Institutional
                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Express    Charges associated with air delivery of tapes,        Retail,        Allocated by fund by number of open billable
Mail           cartridges, etc.                                      Retirement &   accounts.
                                                                     Institutional
                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Microfiche Represents the production and delivery, including     Retail,        Allocated by fund by number of open billable
               base stock of microfilm/fiche reports and             Retirement &   accounts.
               statements by non-DST 3rd parties.                    Institutional
                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
DST Disaster   Represents fee associated with subscribing to DST     Retail,        Allocated by fund by number of open billable
Recovery       disaster recovery program.                            Retirement &   accounts.
                                                                     Institutional
               Annual Charge of $0.20 per account                                   (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Other          Monthly credit representing interest earned in        Retail,        Allocated by fund by number of open billable
Reimburse-     DDA's for JHF                                         Retirement &   accounts.
ments                                                                Institutional
                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
* * The Institutional Portion of the TA Base and OOP Fees are waived and allocated to JHSS


C. Non-JHSS Transfer Agent OOP Fees
   --------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Acct. Title    General Description                                   Funds          Allocation Methodology
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Omnibus Fees   Represents sub-transfer agent sub accounting fees     Retail         Allocated to specific funds by number of
               assessed by various Dealers for participant                          participants participating in omnibus positions.
               servicing fees within the omnibus positions.
                                                                                    Specific allocation provided monthly by Dealer
                                                                                    Support.

                                                                                    Citigroup Smith Barney - Lawson code E0 (E-
                                                                                    zero)
                                                                                    Prudential Array - Lawson code D9

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
National       Represents Charles Schwab mutual fund service fees    Retail &       Allocated to specific funds participating in
Accounts                                                             Institutional  Charles Schwab platform.

                                                                                    Specific allocation provided monthly by Bradley
                                                                                    Greene.

                                                                                    (Do not bill to Stable Value Trust Fund)
-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Merrill Lynch  Represents sub-accounting fees assessed by Merrill    Retail         Allocated by fund and by number of Merrill
Networked      Lynch                                                                Lynch
Accounts                                                                            Sub accounts.

                                                                                    (Do not bill to Stable Value Trust Fund)

                                                                                    Effective 1/1/2004 Corporate has decided going
                                                                                    forward that it will pick part of the Merrill
                                                                                    Lynch servicing fees. Corporate will pick up
                                                                                    the 20 bps that Merrill Lynch charges on its
                                                                                    Institutional retirement platform for servicing
                                                                                    fees.
                                                                                    Corporate has also decided to make this retro
                                                                                    active to Jan 1, 2004.
                                                                                    Effective date 9/2004, the 20 bps asset payment
                                                                                    to ML is  billed directly to the account:
                                                                                    Cc 5316, G/L 4426000, by element number

                                                                                    Effective 3/2005, sub accounting fees for all
                                                                                    class I funds from Merrill Lynch's retail
                                                                                    business is manually allocated to the account:
                                                                                    CC 5316, G/L 4411000
-------------- ----------------------------------------------------- -------------- ------------------------------------------------

-------------- ----------------------------------------------------- -------------- ------------------------------------------------
Participant    Represents Institutional Investment Only (IIO)        Retail         Allocated to specific funds participating in
Servicing Fees participant servicing fees assessed for                              IIO arrangements.
               participation in various platforms.  The
               relationships are maintained by: Jack Foley, Dick                    (Do not bill to Stable Value Trust Fund)
               Moloy, Andy Arnott, Brad Greene and Chris Goff.

* * The Institutional Portion of the Non-JHSS Transfer Agent OOP Fees are waived and allocated to JHF






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